UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

SHIRE WARWICK LEWIS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53927	27-2205723
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

468 Church Lane, London, United Kingdom NW9 8UA

 (Address of Principal Executive Offices)

_______________

(44) 20-8200-2305

(Registrant’s telephone number, including area code)

_______________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by Shire Warwick Lewis Holdings Inc. (the “Company”), and with certain events and actions taken by the Company.

This Current Report on Form 8-K includes the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Item 5.06	Change in Shell Company Status

Item 9.01	Financial Statements and Exhibits

When used in this Current Report on Form 8-K, the terms “we,” “us,” “our” and similar terminology reference to the Company.

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 hereof are hereby incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to a Share Exchange Agreement dated July 2, 2014 (the “Merger Agreement”), by and among Shire Warwick Lewis Holdings Inc. (the “Company”), a Delaware corporation, and Shire Warwick Lewis Group Limited (“Target”), a private limited company incorporated in the United Kingdom. Target merged with and into the Company, with Target remaining as a wholly-owned operating subsidiary of the Company. This transaction is referred to throughout this report as the “Merger.” The Merger was effective as of July 2, 2014, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

At the effective time of the Merger, or the Effective Time, Target shareholders (the “Target Shareholders”) exchanged seven hundred fourteen (714) ordinary shares of Target, representing 100% of Target’s issued and outstanding stock, for two million (2,000,000) shares of Company common stock, par value $0.0001 per share, at a ratio of approximately two thousand eight hundred one (2,801) Company common shares for every ordinary share of Target.

The Merger will be accounted for as a recapitalization. Upon effectiveness of the Merger, Target’s business plan became the business plan of the Company. Upon completion of the Merger, all management of the Target became the management of the Company.

The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entireties by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1, hereto and is hereby incorporated by reference herein.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and their management and their interpretation of what is believed to be significant factors affecting the businesses, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

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our projected future profitability and other financial metrics;

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our anticipated ability to execute the business strategy

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our future financing plans;

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our plans for expansion of our operations;

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our anticipated needs for working capital;

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the anticipated trends in our industry; and

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competition existing today or that will likely arise in the future.

Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, generally include the words “will”, “may,”, “could”, “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” and similar expressions. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Current Report on Form 8-K generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Current Report on Form 8-K will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. Potential investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

Business

Those statements in the following discussion that are not historical in nature should be considered to be forward looking statements that are inherently uncertain. Actual results and the timing of the events may differ materially from those contained in these forward looking statements due to a number of factors, including the disclosures set forth in this Item 2.01 to this Current Report on Form 8-K, under the headings “Cautionary Note On Forward Looking Statements” and “Risk Factors”, which disclosures are incorporated herein by reference. As a result of the Merger, the Company assumed management of the business activities of Target, and the stockholders of the Company have the right to appoint all of the members of the board of directors of the Company. As used in this section, the terms “we”, “our”, “us” and the “Company” refer to the Company and Target.

Company Background

The Company was incorporated on February 24, 2010 in the State of Delaware as DE Acquisition 4, Inc., with an authorized capitalization of five hundred million (500,000,000) shares of common stock with a par value of $0.0001 per share and twenty million (20,000,000) shares of preferred stock with a par value of $0.0001 per share. The Company entered into a Share Purchase Agreement with Target on June 4, 2014, under which Target acquired all ten thousand (10,000) issued and outstanding Company common shares for an aggregate purchase price of twenty-five thousand dollars ($25,000). In connection with the Share Purchase Agreement, Perry Lewis was appointed to serve as President, Chief Executive Officer, and sole Director of the Company.

Target was incorporated on March 4, 2014 under the Companies Act of 2006 as a United Kingdom private limited company. Perry Lewis is the Chief Executive Officer and sole Director of Target. Prior to the execution of the Merger Agreement, there were seven hundred fourteen (714) total Target ordinary shares issued and outstanding, of which Mr. Lewis owned one hundred (100) shares, and Shire Warwick and Company Limited, a United Kingdom-based private limited company wholly owned by David Silbiger, held the remaining six hundred fourteen (614) Target ordinary shares. Target merged with and into the Company, with Target remaining as a wholly-owned operating subsidiary of the Company.

The Company owns, through Target, the following subsidiaries: Shire Warwick Lewis Asset Management Limited, incorporated on April 25th, 2014; Shire Warwick Lewis Capital Markets Limited, incorporated on December 4th, 2013; Shire Warwick DMA Systems Limited, incorporated on May 28th, 2014; Shire Warwick Lewis Finance Limited, incorporated on April 25, 2014; and Shire Warwick Lewis Venture Capital Limited; incorporated on April 25th 2014.

Overview

The Company acts as a holding company for Target.  Through Target and Target’s operating subsidiary, Shire Warwick Lewis Capital Markets Limited (“SWLC Markets”), the Company is engaged in the business of proprietary trading, through which the Company trades equity, debt, and other financial instruments with the Company’s own capital for its own accounts. The Company may consider, at a future date, expanding into other lines of business in the financial industry.

The Company expects to generate revenue through SWLC Markets, the Company’s only operating subsidiary. The Company has four other subsidiaries, Shire Warwick Lewis Asset Management Limited, Shire Warwick Lewis DMA Systems Limited, Shire Warwick

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Lewis Finance Limited, and Shire Warwick Lewis Venture Capital Limited, none of which have an active business plan. The Company will evaluate at a future date, whether and how other business lines may be developed within these subsidiaries.

Our Strategy

The core of the Company’s business activities is carried on by SWLC Markets, which is currently undertaking the business of proprietary trading. SWLC Markets will continue this activity until it receives regulatory authority to become an agency-broker.  SWLC Markets, a private limited company incorporated under the laws of the United Kingdom has applied to be regulated by the United Kingdom’s Financial Conduct Authority (“FCA”) according to the applicable laws and regulations passed by the government of the United Kingdom.  After it receives the appropriate regulatory authority, SWLC Markets will then operate as an agency brokerage firm and will cease its proprietary trading activities. Accordingly, most trades in SWLC Markets will be riskless principal transactions. It is intended that the proprietary trading activities currently undertaken by SWLC Markets will be transferred to and carried on by another subsidiary of the Company prior to the regulatory approval by the FCA.

Currently, the focus of SWLC Markets’ activities is on the trading of debt and equity securities and foreign exchange transactions (cash and their derivatives).  SWLC Markets operates in a number of markets globally in securities spanning the equity, fixed income, multi-asset and alternative asset classes.  To date, SWLC Markets is the only subsidiary that has commenced business activities. SWLC Markets has engaged in trading operations since February 2014.

Each of the other four (4) Target subsidiaries has been incorporated under the laws of the United Kingdom no earlier than April 2014.  Although none of these subsidiaries have an active business plan, each has been set up so that the subsidiary may be available to the Company to develop an additional business line, if the Company determines that it would fit with its strategic goals to do so. Such additional business lines may include market making, asset management, bridge financing, and venture capital.

Company Financing

SWLC Markets has already entered into three convertible subordinated loans agreements for an aggregate of $749,387. These subordinated loans consist of (a) one subordinated loan in the amount of five hundred thousand dollars ($500,000) held by an individual, and (b) two (2) seventy-five thousand pound (£75,000/$124,694) subordinated loans. Each of these loans is convertible into Company common stock upon the occurrence of certain events defined in each subordinated loan agreement.  One seventy-five thousand pound (£75,000/$124,694) subordinated loan may be converted into Company common stock upon demand. The other two convertible loans may not be converted until the Company attains a listing of its common stock on the NASDAQ stock market.

 Industry Analysis

The proprietary trading of securities, options, foreign exchange, and derivatives has traditionally been the domain of large banks, although numerous relatively small proprietary trading companies and hedge funds have enjoyed significant success in the industry with specialist teams and niche businesses.  The 2008 financial crises and subsequent regulation led to significant changes in the regulatory landscape, including changes to how banks are capitalized, manage risk, and engage in proprietary trading.

Section 619 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act prohibits or restricts certain types of financial activity conducted by “banking entities” and nonbank financial companies supervised by the Fed that are “high-risk or which create significant conflicts of interest between these institutions and their customers.”  The prohibitions and restrictions are commonly referred to as the “Volcker Rule.”

The Volcker rule, which was approved in December 2013, aimed to shut down the proprietary trading desks that the largest banks use to take positions with the banks’ own funds.  The Volcker rule implements prohibitions and restrictions that are intended to “reduce the scale, complexity, and interconnectedness of those banking entities and nonbank financial companies that are now actively engaged in proprietary trading, or have hedge fund or private equity exposure.”  Therefore, generally speaking and in part, banks that take retail deposits will not be allowed to engage in proprietary trading that is not directly related to the market making and trading they do for their clients.  These banks will also be prohibited from owning or sponsoring hedge funds or private equity funds.  The regulatory authorities in the United Kingdom and Europe have stopped short of creating such a prohibition but have implemented significant reforms with regard to managing risk and increasing capitalization requirements of banks.

The Founder believes that the Volcker rule has created a market opportunity for non-bank entities (such as the Company) to seize market shares in proprietary trading, investment banking, brokerage, and the other business lines that the Company intends to pursue.

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Competitive strengths

The Company has a strong management team that is individually and collectively experienced in delivering brokerage and trading success in the financial services community. We intend to position ourselves as a provider of the kinds of proprietary trading services that were previously provided by banks and brokerage firms prior to Dodd-Frank and the Volcker rule.

Employees

As of the date of this report, the Company, through its subsidiaries, has three (3) employees, each of whom is full-time. Andrew Rosen and Dilip Shah are employed by Shire Warwick Lewis Capital Markets Limited as executives and Directors. Mr. Lewis is employed by Shire Warwick as the Chief Executive Officer and Director. To successfully develop our trading strategies and business lines, we must be able to attract and retain highly skilled personnel.

Organization and Consolidated Subsidiaries.

Currently, the Company has six (6) subsidiaries: Shire Warwick Lewis Group Limited, which is a holding company for the remaining other five subsidiaries, Shire Warwick Lewis Asset Management Limited, Shire Warwick Lewis Capital Markets Limited, Shire Warwick DMA Systems Limited, Shire Warwick Lewis Finance Limited, Shire Warwick Lewis Venture Capital Limited. Of these subsidiaries, only Shire Warwick Lewis Capital Markets Limited has an active business plan.  In the future, the Company may increase the number of subsidiaries to build out certain other aspects of the business. At present, the Company has not taken any steps to implement a business plan for the non-active subsidiaries.

Properties

Our principal executive offices are located at 468 Church Lane, London, United Kingdom NW9 8UA.

Legal Proceedings

We are not currently involved in any material legal proceedings.

RISK FACTORS

Our business, as well as our shares of Common Stock, are highly speculative and involve a high degree of risk.   Investing in our common stock involves a high degree of risk. Our securities should be purchased only by persons who can afford to lose their entire investment.  You should carefully consider the risks and uncertainties described below together with all of the other information included herein, including the financial statements and related notes, before deciding to invest in our Common Stock. If any of the following risks actually occur, they would materially harm our business, prospects, financial condition and results of operations. In this event, the market price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Limited Operating History

We have a very limited operating history, which makes it difficult to evaluate our current business and future prospects. The Company faces the problems, expenses, difficulties, complications, and delays associated with any business in its early stages. The Company, as a holding company, owns several subsidiaries, most of which have no revenue-producing activities to date and may incur substantial losses in the foreseeable future.

Uncertainties Regarding New Business

There is no assurance that the Company will be successful in its operations.  Although the Company officers and employees have extensive experience and success in similar sectors of the financial industry in the past, this Company is executing on a novel business plan. There can be no assurance that the Company’s business lines will find market acceptance or will be profitable to the Company.

Risks Related to Receiving Regulatory Approval

The Company has filed an application with the United Kingdom’s Financial Conduct Authority to become a licensed agency broker. There is no assurance that the application will receive approval from the Financial Conduct Authority. The Company will not be able to engage in any activities for which a license is required if the application is denied. In the event that the application is approved, the timeline for such approval is uncertain, and any delay will have a material impact on the Company’s ability to offer and engage in brokerage services.

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Future Competition

We face significant competition from other participants in the financial services community. If prospective investors are reluctant to contribute capital or invest in the company, our future trading and access to capital may remain limited, and would adversely affect our ability to compete in the industry. In addition, the Company may find itself in competition with other entities for capital resources. Other competitors that have already established greater capital reserves or that may be better positioned to raise capital may have an impact on the Company’s competitiveness in the industry.

Future Profitability Uncertain

If we are not able to successfully and profitably execute trading strategies, or are not able to maintain a successful and profitable trading program, our business prospects may be negatively impacted. Our limited operating history makes it difficult to evaluate our business and future prospects. This difficulty may be further exacerbated by the limited historical financial information and other financial and operating data available with respect to the business. The historical financial statements included in this filing primarily reflect our start-up operations, and may not be reflective of our business going forward.

Future Capital Requirements

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or abandon our business. We believe that our existing cash and cash equivalents will be sufficient to enable us to fund our operating expenses until we are able to raise additional capital through a private offering. No assurance can be given as to the availability of additional financing or, if available, the terms upon which it may be obtained.

Uncertainties Regarding Future Regulation

The financial industry generally has experienced significant changes to the regulatory landscape in recent years brought on by significant legislative acts and regulations implemented pursuant to the legislation. Current and future regulation may adversely affect the Company’s ability to implement its business plan.

Dependence on Risk Management Policies

The Company is dependent on developing and implementing an appropriate risk management system for the Company’s subsidiaries, and the Company as a whole. Proprietary trading is a capital intensive activity that is subject to price and volume fluctuations. A risk management policy is essential in implementing effective trading strategies, managing volatility, and accounting for counterparty risk.

Technological Changes

New developments in the field of trading technology are occurring at a rapid pace and there can be no assurance that such developments will not render the Company’s strategy obsolete. There can be no assurance that any commercially successful strategy will be developed from the Company’s proprietary trading.

Senior Management Team

We depend on our senior management team and traders, and the loss of one or more key employees, the failure of new executive officers to integrate with our management team, or our failure to attract and retain other highly qualified personnel in the future, could have a negative impact on our business. The success of the Company depends to a large degree upon the personal efforts and ability of Messrs. Lewis, Rosen, and Shah, the loss of whose services would have a materially adverse effect on the Company.

Lack of Public Trading Market for the Company’s Stock

The Company does not currently have freely trading stock. All authorized and outstanding shares of the Company are restricted. As such, the Company stock is highly illiquid. The Company will seek to become quoted on the OTC Bulletin Board with a view to a listing on the NASDAQ. An active market for our common stock may not develop, and it may be difficult for the current shareholders to sell shares.

Unsecured Obligations; Risks Relating to Repayment

The Company’s subordinated loan agreements are unsecured obligations and are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by any federal or state agency. Principal repayments and interest payments by the Company will be dependent solely upon the financial condition and strength of the Company, which is a start up that has generated

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very little revenue and has experienced significant net losses and negative cash flows from operations to date.  Additionally, no sinking fund or trust indenture has or will be established by the Company to provide for the repayment of the subordinated loans.  There is no guarantee that the Company will be able to make payments as scheduled, and there is a risk that defaults or untimely repayments of investments may result.

Insolvency of the Company

There is a chance that the Company may fail.  In the event of the default, insolvency or bankruptcy of the Company, a shareholder could suffer the complete loss of investment.

Possibility of Substantial Dilution

The Company may authorize additional shares to be issued. As additional capital is collected by the Company, or in the event a subordinated loan is converted into equity, a shareholder may see a dilution in their percentage of future ownership and in their allocation of gains.

Statutory Registrations

The Company has registered its shares with the United States Securities and Exchange Commission (“SEC”) and is a reporting company pursuant to the Securities Exchange Act of 1934. As such, the Company will continue to incur compliance and reporting costs associated with such registration. If other registrations are deemed necessary pursuant to the activities of the subsidiaries, the Company, or its subsidiary, may become subject to extensive additional regulation by such other regulatory body.

Material Market Adverse Event

A systemic or systematic market event that negatively impacts various market participants and trading counterparties could materially and adversely affect the Company.

Legal Risks

We face an inherent business risk of exposure to significant regulatory changes, adverse administrative decisions, and other claims in the event that our business activities are determined to fall within the regulatory purview of any regulatory body.

Material Weakness in Internal Control over Financial Reporting.

Our ability to comply with all applicable laws and regulations is largely dependent on our establishment and maintenance of compliance, audit, and reporting systems and procedures, as well as our ability to attract and retain qualified compliance, audit and risk management personnel. We face the risk of intervention by regulatory authorities, including extensive examination and surveillance activity.

Risks Related to Our Dependence on Third Parties

Use of third parties to facilitate financing, clearing, reporting, and other services may increase the risk that a failure by any third party could lead to an adverse impact on the operations of the Company. We may depend on the services of one or more prime brokers for connectivity to the financial markets. The loss of one or more of our prime broker relationships may affect our ability to execute transactions, obtain financing, and avail ourselves of the services of the prime broker. The loss of one of these relationships could adversely affect our ability to execute the business strategy of the company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Company for the period of January 1, 2014 through May 31, 2014, should be read in conjunction with the consolidated financial statements, and the notes to those consolidated financial statements, that are included in Item 9.01 of this Current Report on Form 8-K. Those consolidated statements in the following discussion that are not historical in nature should be considered to be forward looking statements that are inherently uncertain. Actual results and the timing of the events may differ materially from those contained in these forward looking statements due to a number of factors, including the disclosures set forth in this Item 2.01 to this Current Report on Form 8-K under the headings “Cautionary Note on Forward Looking Statements” and “Risk Factors”, which are incorporated herein by reference. As used in this section, the terms “we”, “our”, “us” and the “Company” refer to the Company and our subsidiaries.

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Overview

The Company was incorporated on February 24, 2010, with an objective to acquire, or merge with, an operating business. The Company was a “blank check” company, which is defined by the SEC as a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and issues “penny stock,’ as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

On May 1, 2014, Target exchanged seven hundred fourteen (714) Target ordinary shares for seven hundred fourteen (714) shares of SWLC Markets. Prior to May, 2014, SWLC Markets had two shareholders, Mr. Lewis, holder of one (100) shares, and Shire Warwick and Company Limited, holder of six hundred fourteen (614) shares. Shire Warwick and Company Limited is a private limited company with a registered address in Manchester, England. David Silbiger is the sole shareholder and director.  Under the May 1, 2014 share exchange, SWLC Markets became a wholly owned subsidiary of Target. Mr. Lewis became the owner of one hundred (100) Target ordinary shares, and Shire Warwick & Company Limited became the owner of six hundred fourteen (614) Target ordinary shares.

On June 4, 2014, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Target. Under the terms of the Share Purchase Agreement, Shire Warwick purchased all of the authorized and outstanding stock of the Company. A Form 14F-1 was filed with the SEC providing notice that Mr. Lewis was appointed sole Director of the Company after Ruth Shepley, the previous sole director, had resigned, effective June 16, 2014.

On July 2, 2014, the Company and Target entered into the Merger Agreement under which the target shareholders (the “Target Shareholders”) exchanged seven hundred fourteen (714) ordinary shares of Target, representing 100% of Target’s issued and outstanding stock, for two million (2,000,000) shares of Company common stock, par value $0.0001 per share, at a ratio of approximately two thousand eight hundred one (2,801) Company common shares for each ordinary share of Target. Mr. Lewis received two hundred eighty thousand (280,000) Company common shares and Shire Warwick and Company Limited received one million seven hundred twenty thousand (1,720,000) Company common shares under the Merger Agreement.

The Company acts as a holding company for Target. Target, in turn, owns five subsidiaries, Shire Warwick Lewis Asset Management Limited, SWLC Markets, Shire Warwick DMA Systems Limited, Shire Warwick Lewis Finance Limited, and Shire Warwick Lewis Venture Capital Limited. Through Target and Target’s subsidiaries, the Company will provide proprietary trading services in which the Company will trade equity, debt and other financial instruments with the Company’s own capital for its own accounts. At a later date, the Company may consider expanding into other lines of business in the financial industry, including investment banking, market making, asset management, asset financing, venture capital, and real estate investment services.

The core of the Company’s business activities is carried on by SWLC Markets, which is currently undertaking the business of proprietary trading.  SWLC Markets, a private limited company incorporated under the laws of the United Kingdom, has applied to be regulated by the United Kingdom’s Financial Conduct Authority (“FCA”) according to the applicable laws and regulations passed by the government of the United Kingdom.  After it receives the appropriate regulatory authority, SWLC Markets will then operate as an agency brokerage firm. SWLC Markets will cease its proprietary trading activities prior to receiving regulatory approval for its agency brokerage business.  Accordingly, after regulatory approval, most trades in SWLC Markets will be riskless principal transactions.  It is intended that the proprietary trading activities currently undertaken by SWLC Markets will be transferred to and carried on by another subsidiary of the Company prior to approval by the FCA.

Currently, the focus of SWLC Markets’ activities is on the trading of debt and equity securities and foreign exchange transactions (cash and their derivatives).  SWLC Markets, in addition to the Company’s other operating subsidiaries, will look to operate in a number of markets globally, spanning the equity, fixed income, multi-asset and alternative asset classes.  To date, SWLC Markets is the only subsidiary that has commenced business activities. SWLC Markets has engaged in trading operations since February 2014.

Each of the other four (4) Target subsidiaries has been incorporated under the laws of the United Kingdom no earlier than April 2014.  Although none of these subsidiaries have an active business plan, each has been set up so that the subsidiary may be available to the Company to develop an additional business line if the Company determines that it would fit with its strategic goals to do so. Such additional business lines may include brokerage, market making, asset management, bridge financing, and venture capital.

As of May 31, 2014, SWLC Markets has already entered into three convertible subordinated loans agreements for an aggregate of $749,387. These subordinated loans consist of (a) one subordinated loan in the amount of five hundred thousand dollars ($500,000), and (b) two (2) seventy-five thousand pound (£75,000/$124,694) subordinated loans. Each of these loans is convertible into Company common stock upon the occurrence of certain events defined in each subordinated loan agreement.  One seventy-five thousand pound

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(£75,000/$124,694) subordinated loan may be converted into Company common stock upon demand.  The other two subordinated loans may not be converted until the Company seeks a subsequent public offering of the Company’s common stock.

In addition to the incorporated subsidiaries, the Company may attempt to acquire and incorporate additional business lines according to the Company’s overall strategic development plan. After the Company receives regulatory authorization to operate an agency brokerage firm, the Company plans to move the proprietary trading operations, currently conducted through SWLC Markets, to another subsidiary of the Company.

The merger of a private operating company into a non-operating public shell corporation with nominal net assets is considered to be a capital transaction, in substance, rather than a business combination, for accounting purposes.

Results of Operations

Prior to the execution of the Merger Agreement on July 2, 2014, the Company was a shell company that had no specific business plan or purpose, no employees, and no revenue.

SWLC Markets was incorporated on December 4, 2013. SWLC Markets commenced trading in February 2014. SWLC Markets is a wholly owned subsidiary of Target, which is a subsidiary of the Company.

The following discussion summarizes the key factors our management believes are necessary for an understanding of our financial statements. As the Company had no operations or specific business plan until the Merger, the information presented below is with respect to SWLC Markets, the only active operating subsidiary of Target. The results of operations data for the year ended December 31, 2013 and the five months ended May 31, 2014, respectively, are derived from the audited year-end financial statements of SWLC Markets for the year ended December 31, 2013 and the unaudited consolidated financial statements of the Company for the period of January 1, 2014 through May 31, 2014 and related notes thereto included as Exhibit 99.1 and 99.2 herewith.

Operating Expenses

For the period January 1, 2014 through May 31, 2014

SWLC Markets had $124,197 in operating expenses during the period. Professional fees accounted for the largest portion of the operating expenses, comprising $31,113 of total operating expenses. Salaries and occupancy costs were the second and third largest operating expenses respectively, representing $28,601 and $25,042 respectively. SWLC Markets had $47,148 in recognized gain over unrealized losses during the period.

Assets and Liabilities

SWLC Markets had $1,964,955 in total assets against $1,874,454 in total liabilities as of May 31, 2014. Of the total outstanding liabilities, subordinated loan liabilities comprised $749,387 of the total.  The Company had outstanding short positions of $1,097,912. In the future, the Company expects that SWLC Markets will have more capital at its disposal, thus allowing the subsidiary to generate greater revenues.

Income Taxes

As a United Kingdom private limited company, Target and its subsidiaries are liable for taxes under local laws where they operate. No provision for taxes has been made in the accompanying unaudited interim consolidated financial statements as no liability is appropriate for the interim period ended May 31, 2014. The accompanying financial statements do not reflect U.S. federal and state income taxes.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

Liquidity and Capital Resources

As of May 31, 2014, SWLC Markets had cash and cash equivalents of $493,016.

Management believes that the Company will continue to expand according to its business plan. Specifically, the Company expects to expand its proprietary trading operations. Proprietary trading is a capital intensive business. As such, there will be a need for

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additional equity or debt financing to meet the capital needs of the Company to support continued growth and expansion. In addition, the Company will need to have access to additional capital if the Company determines that it will attempt to undertake other growth opportunities.

The Company’s continued success and growth in the trading sector will depend on whether the Company can raise additional funds through equity or debt financing. The terms of this additional financing are dependent on future negotiations, and such terms may not be favorable in the future.

On March 26, 2014, SWLC Markets issued a subordinated loan in the amount of $500,000. The loan bears interest at 7% per annum and is payable monthly. The loan matures on March 26, 2017, unless the Company’s net assets, as defined, fall below a certain threshold at which time the loan is due on demand. The loan may be converted into Company common stock upon the admission of the Company’s shares to the NASDAQ trading facility. At such time, the loan holder has the option to apply any amount due under the terms of the loan to the purchase of Company common stock at the price agreed to by the listing underwriters or market makers upon admission of the Company’s shares to the NASDAQ stock market.

On May 15, 2014, SWLC Markets issued two (2) subordinated loans with an aggregate principal balance of one hundred fifty thousand pounds (£150,000/ $249,387). The loans bear interest at 7% per annum with any accrued interest and principal outstanding due at maturity. The loans mature on May 15, 2016, unless the Company’s net assets, as defined, are less than 90% of all of the outstanding subordinated loan amounts at which time the loans become due on demand. Each of these loans has a principal balance of seventy-five thousand pounds (£75,000/$124,693) and may be converted into Company common stock. The first loan may be converted to Company common stock by providing written notice to the Company within fourteen (14) days of the first day of trading of the Company common stock on the NASDAQ Stock Market. At such time, the loan holder has the option to apply any amount due under the terms of the loan to the purchase of Company common stock at the price agreed by the listing underwriters or market makers upon admission of the Company’s shares to the NASDAQ stock market.  The second loan may be converted to Company common stock upon written notice to the Company. The loan holder has already provided such notice to the Company, but, to date, the Company has not yet issued shares and executed such conversion in satisfaction of the notice provided by the loan holder. Through the loan conversion, in exchange for any amount due under the loan, the loan holder will receive such number of Company common shares as will be necessary to give the loan holder an ownership interest in the company equal to 0.75% of the total outstanding Company common shares at the time of such conversion.

As of July 24, 2014, SWLC Markets is in compliance with all loan requirements. The Company has maintained sufficient assets and none of these loans are due on demand as a result of the asset maintenance provisions.

Plan of Operation

The Company’s plan of operation is to continue implementing the business strategy, including increasing the amount of funds deposited with its clearing firms in order to increase the scale of the proprietary trading operations. Subsequently, the Company may reallocate capital to acquire property and businesses in accordance with the Company’s business plan. The Company has applied for a license from the Financial Conduct Authority to operate an agency brokerage firm. Upon approval, the Company intends to operate its agency brokerage operations through SWLC Markets. The Company would move the proprietary trading operations to another subsidiary of the Company. In addition to the intended core business line of proprietary trading and the pending agency brokerage, the Company may evaluate whether it would be advisable to expand into investment banking, market making, asset management, asset financing, venture capital, and real estate investment services. .

The Company will attempt to raise additional capital through the sale of restricted securities in a private placement or a subsequent public offering. The Company will use the proceeds from the private placement or public offering to increase the balance of SWLC Markets’ accounts to allow the subsidiary to increase the scale of its trading operations. The Company may also look to use the private placement or subsequent offering proceeds to expand out the other business lines, specifically agency brokerage.

In connection with expanding and growing the business, the Company anticipates hiring additional employees. The employees may have the option to participate in stock option plans in which each eligible employee will have the option to participate in a subsequent public offering of the Company’s common shares.

 License Agreement Obligations

The Company has not entered into and does not have any licensing agreement obligations.

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Critical Accounting Policies

The Company has prepared its consolidated financial statements in conformity with U.S. GAAP. The preparation of these consolidated financial statements requires us to make the estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosure of contingent liabilities at the date of our consolidated financial statements. The estimates are based on historical experience and on other assumptions that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Actual results may differ from these estimates.

The Company’s investments are comprised of trading securities at fair value, which include equity securities and trading securities sold but not yet purchased consisting of bonds from financial institutions that are publicly traded. These securities are both valued on a closing date basis. Any realized gains or losses or unrealized gains or losses are reflected in the consolidated statement of operations. The Company measures fair value using a hierarchy that prioritizes into three levels the components of valuation techniques that are used to measure fair value. The fair value hierarchy gives the highest priority to the quoted market prices in active markets for identical assets or liabilities (“Level 1”), lower priority to inputs other than quoted prices that are observable for assets or liabilities, either directly or indirectly (“Level 2”); and the lowest priority to unobservable inputs (“Level 3”). The Company has measured the trading securities as Level 1 inputs, and trading securities sold but not yet purchased as Level 2 inputs.

Properties

Our principal executive offices are located at 468 Church Lane, London, United Kingdom NW9 8UA.

Principal Stockholders

The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock as of July 2, 2014 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and executive officers and (iii) all officers and directors as a group. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Perry Lewis	280,000	14%
Shire Warwick and Company Limited*	1,720,000	86%
All Current Officers and Directors as a Group	280,000	14%

*Shire Warwick and Company Limited

Shire Warwick and Company Limited is a private limited company with a registered address in Manchester, England. Shire Warwick and Company Limited was incorporated under the laws of the United Kingdom on January 26, 2010. David Silbiger is the sole shareholder and director. Shire Warwick and Company Limited is a proprietary trading house that trades in commodities, equities, forex, fixed income and derivatives on the worlds  global markets. Shire Warwick and Company trades solely for its own account in all areas and does not provide financial services.

David Silbiger, in addition to his role with Shire Warwick and Company Limited, is employed as an Accounts Assistant with the firm G.A. Harris & Company LTD, in the Chartered Accountants and Registered Auditors group. G.A. Harris & Company is a chartered accountancy practice based in Manchester, England. Mr. Silbiger has been employed with G.A. Harris & Company since September 2008. Prior to G.A. Harris, Mr. Silbiger received a degree in Talmudic Theology from the Linden Academy Yeshiva, in New Jersey. Prior to Yeshiva, Mr. Silbiger attended the Luzern Talmudic College, in Luzern, Switzerland, and the Gateshead Talmudic College, in Gateshead, England, between September 1999 and September 2001.

MANAGEMENT AND DIRECTORS

EXECUTIVE OFFICERS AND DIRECTORS FOLLOWING THE MERGER

Perry Lewis, 60, is the sole Director and Chief Executive Officer of the Company. Mr. Lewis is a qualified Chartered Accountant and has over thirty (30) years’ experience in management and corporate finance.  Mr. Lewis holds an Advance Diploma in Corporate Finance. Mr. Lewis spent the early part of his career as a partner in a general accounting practice in the West End of London until 1989, when he joined Morison Stoneham in the City of London as a partner specializing in Corporate Finance and Litigation Support. Mr. Lewis was appointed to head of one of the two Corporate Services teams in the London office, and chaired the Corporate Finance Group of the firm’s international arm. In 1996, Mr. Lewis joined MRI Moores Rowland and the Chiltern Group to establish their

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Corporate Finance department at their London offices.  Mr. Lewis was a Director of Chiltern Corporate Finance and Partner in MRI Moore Rowland until he left to form his own corporate finance consultancy in 2003.  Mr. Lewis is currently the Director and principal shareholder of Mission Corporate Finance Limited, which is authorized and regulated by the Financial Conduct Authority. Upon receiving the consent of the Financial Conduct Authority, it is intended that Mission Corporate Finance will be acquired by and become a subsidiary of the Company.

Effective June 16, 2014, Ruth Shepley, in connection with the execution of the Share Purchase Agreement, resigned as director of the Company. Ms. Shepley’s resignation became effective ten (10) days after the filing with the SEC of the Form 14F-1 providing notice of such resignation. In addition, Ms. Shepley resigned from all roles within the company, including President, Treasurer, and Secretary. Mr. Lewis was appointed sole Director upon Ms. Shepley’s resignation. Mr. Lewis also became the Company’s Chief Executive Officer, President, Treasurer, and Secretary upon Ms. Shepley’s resignation.

Board Composition

Mr. Lewis will receive as compensation the greater of sixteen percent (16%) of the Company profits or $100,000 per year. Our board will consider compensation arrangements for other directors if, or when, additional appointments of directors are deemed appropriate. A director may serve for an indefinite term of office, unless removed pursuant to the articles of incorporation.

Employment Agreements with Executives

In addition to the employment arrangement with Mr. Lewis noted in the Compensation of Directors section above, Andy Rosen and Dilip Shah are Directors of SWLC Markets and Co-Heads of the Proprietary Trading Division. Mr. Rosen and Mr. Shah are each compensated through a commission arrangement by which these individuals together retain approximately fifty percent (50%) of the net profits generated by their trading division.  In addition, Mr. Shah and Mr. Rosen have been granted stock options pursuant to their respective employment agreements.  Upon the Company’s attainment of a listing on the NASDAQ stock market, each employee who has maintained continuous employment with the Company shall have the right to purchase the number of shares calculated by dividing one hundred thousand dollars ($100,000) by the initial listing price of the Company common stock on the NASDAQ Stock Market ($100,000/initial NASDAQ listing price). The exercise price for each share shall be equivalent to the market value of the Company common stock (or its subsidiary) at the date that each employee signed his respective employment agreement. If the Company is unable to attain a NASDAQ listing for its common stock, the employee will not be able to exercise the stock options.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee or a committee performing similar functions. All compensation matters are determined by our board of directors and management. We plan to have a compensation committee when we elect additional independent persons to our board of directors.

Certain Relationships & Transactions

Officers

Andrew Rosen is the Company’s Co-Head of the Proprietary Trading Division, which currently trades through the SWLC Markets subsidiary. Mr. Rosen has over thirty-one (31) years’ experience operating in the financial services business covering equities, fixed income, derivatives and proprietary trading, including nine (9) years working for Lehman Brothers (“Lehman”) and eight (8) years with State Street Global Markets (“State Street”). With Lehman Brothers, Mr. Rosen ran a team of nine (9) traders and initially built the United Kingdom-based institutional sales, trading, and proprietary desk for the United Kingdom market.  Mr. Rosen was reassigned to Lehman’s Wall Street operations, built an international trading desk linking the European business with the United States retail flows, and made significant improvement to the profitability of the European trading business.

Mr. Rosen was asked by Lehman to build and run the Emerging Markets business. He set up access to the emerging European markets, as well as the North and South African markets. Mr. Rosen’s team was responsible for trading Asian markets in London times to provide client liquidity in Japan, South East Asia, and Hong Kong. Mr. Rosen successfully traded a large proprietary book in the Indian global depository receipt market.

Mr. Rosen joined BNP Paribas Capital Markets to trade on proprietary basis the emerging equity spectrum from Asia to Latin America. Mr. Rosen was given control of a $100 million book run by a team of seven (7) traders. Mr. Rosen was introduced to the “Transition Management” business when he joined State Street, which, at the time, was a completely new business to State Street. Mr. Rosen’s team had access to over one hundred institutions and hedge funds facilitating the distribution of substantial transition flows. This position included responsibility for all emerging market trading.

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Dilip Shah is the Company’s Co-Head of the Proprietary Trading Division, which currently trades through the SWLC Markets subsidiary. Mr. Shah has twelve (12) years’ experience in securities sales and trading.  Initially covering Pan European and United States equities, Mr. Shah’s responsibilities expanded to include global equities, fixed income, futures, and delta one trading.  Mr. Shah has run and successfully developed two highly profitable trading desks.  At Newedge Securities, Mr. Shah ran a team of seven (7) sales traders covering equities, fixed income and futures, including coverage of Asian equities.  Mr. Shah also initiated access to emerging markets through third party providers.  Mr. Shah was responsible for maintaining strong working relationships with these providers.  During this period, Mr. Shah oversaw and traded a notional five billion Euros in equities over five (5) key markets in one morning, making this the largest single equity order the Newedge had seen to date.  At Solo Capital, Mr. Shah built the brokerage arm of the business from “ground zero” to a fully functioning and revenue generating equity brokerage.  Clients varied from hedge funds, asset managers and investment banks.  Mr. Shah handled the complete set up from clearer and clearing agreements to hiring a full support staff.

Significant Employees

As of the date hereof, we have no significant employees, other than our named executive and officers.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no federal or state judicial or administrative orders, judgments or decrees or findings, no violations of any federal or state securities law, and no violations of any federal commodities law material to the evaluation of the ability and integrity of any director (existing or proposed) or executive officer (existing or proposed) of the Company during the past ten (10) years.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

We do not have any special committee, policy or procedure related to the review, approval or ratification of transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as required by the Delaware General Corporation Law.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system which has a requirement that a majority of directors be independent. At a future date, we may reevaluate the need to have independent directors serve on the Company’s board as set forth in the NASDAQ Marketplace Rule in order to comply with the standards for direct independence

Board Meetings

During the fiscal year ended December 31, 2013, our board of directors did not meet. Our board conducted all of its business and approved all corporate actions during the fiscal year by the unanimous written consent of its members, in the absence of formal board meetings. The board of directors conducted a board meeting on June 19, 2014. At such meeting, the board voted to change the name of the Company from DE Acquisition 4, Inc. to Shire Warwick Lewis Holdings, Inc. The board conducted all of its other business and approved all corporate actions during the current fiscal year by the unanimous written consent of its members, in the absence of formal board meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than ten percent (10%) of our common stock, who are hereinafter collectively referred to as Reporting Persons, to file reports with the SEC of beneficial ownership and reports of changes in beneficial ownership of our common stock on Forms 3, 4 and 5. Reporting Persons are required by applicable SEC rules to furnish us with copies of all such forms filed with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, based solely on our review of the copies of the Forms 3, 4 and 5 received by us for the fiscal years ended December 31, 2010, 2011, 2012, and 2013, we believe that all reports required to be filed by such persons with respect to the Company’s fiscal years ended December 31, 2010, 2011, 2012, and 2013 were timely filed.

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Code of Ethics

We are reviewing a Code of Ethics and will provide it once it has been approved by our Board of Directors.

Board Leadership Structure and Role on Risk Oversight

Perry Lewis currently serves as our Chief Executive Officer. The Company board of directors is comprised of Mr. Lewis. Additional directors may be appointed in the future as determined appropriate for the Company’s needs. The Company has no policy requiring the independence of a director or the separation of the Chief Executive Officer and Director roles. However, based on the listing standards of the NASDAQ and SEC regulations, there may be a need to appoint “independent” directors in the future.

Audit Committee

The Board of Directors acts as the Audit Committee, and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

 Legal Proceedings

There is no litigation pending or any material proceedings by or against the Company or any of the Company’s directors, officers, affiliates, or owners of record.

Stockholder Communication with the Board of Directors

Stockholders may send communications to our board of directors by writing to Shire Warwick Lewis Holdings Inc. 468 Church Lane, London, United Kingdom NW9 8UA, Attention: Perry Lewis.

Other Information

The Company registered its common stock on a Form 10 registration statement filed on April 6, 2010 pursuant to the Securities Exchange Act of 1934 and Rule 12(g) thereof. The Company is required to file periodic reports, including quarterly reports on Form 10-Q and annual reports on Form 10-K.  Copies of these reports are made publicly available and can be accessed on the SEC’s website at http://www.sec.gov.

Registrant’s Common Equity and Related Stockholder Matters

The Company is a reporting company under the Exchange Act. All of the Company’s authorized and outstanding common stock is restricted, thus not listed on any national exchange nor quoted on any trading platform. As of July 2, 2014, two million ten thousand (2,010,000) shares of common stock were issued and outstanding.

Holders of Our Common Stock

As of July 2, 2014, there were three holders of record of the Company’s Common Stock. Target held ten thousand (10,000) shares, Mr. Lewis held two hundred eight thousand (280,000) shares, and Shire Warwick and Company Limited held one million seven hundred twenty thousand (1,720,000) shares.

Description of Securities

The following statements are qualified in their entirety by reference to the detailed provisions of our certificate of incorporation and bylaws.

Capital Structure

The authorized capital stock of the Company consists of (i) five hundred million (500,000,000) shares of common stock, par value at $.0001 per share, and (ii) twenty million (20,000,000) shares of preferred stock, par value $.0001 per share. As of July 2, 2014, two million ten thousand (2,010,000) shares of common stock are issued and outstanding.

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Common Stock

 Each share is entitled to one vote per share for the election of directors and on all other matters submitted to a vote of shareholders entitled to vote. There are no cumulative voting rights.  Holders of common stock do not have preemptive rights or other rights to subscribe for additional shares, and the Company's common stock is not subject to conversion or redemption. All the outstanding common stock is duly and validly issued and fully paid and nonassessable.  In the event of liquidation, subject to the rights of holders of the preferred stock and any other preferred stock subsequently issued, the holders of common stock will share equally in any balance of corporate assets available for distribution to them. Subject to the rights of holders of the preferred stock and any other preferred stock subsequently issued, holders of the common stock are entitled to receive dividends when and as declared by the Directors out of funds legally available therefore. The Company has not paid any dividends since its inception and has no intention to pay any dividends in the foreseeable future. Any future dividends would be subject to the discretion of the Directors and would depend on, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, and general business conditions. Such dividends are noncumulative and no dividend shall accrue to the holders of common stock by reason of the fact that dividends on such Shares were not declared or paid in any prior year.

Preferred Stock

The following description of the preferred stock is a brief summary of certain provisions contained in the Shareholders’ Agreement, Bylaws of the Company, and the Company's Certificate of Incorporation, and is qualified in its entirety by the provisions of the foregoing and the resolutions of the Directors creating the preferred stock.

Pursuant to the Certificate of Incorporation, there will be authorized twenty million (20,000,000) shares of preferred stock. The preferred stock, when issued against payment therefore, will be fully paid and nonassessable. The terms of the preferred stock are summarized below.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, any merger or consolidation in which the Company is not the surviving entity, or any sale of all or substantially all of the Company's assets, holders of preferred stock shall be entitled to receive, in preference to the holders of Common, an amount equal to the sum of the purchase price per share of Preferred.  After payment of this preferential amount, the remaining assets or property distributable upon such liquidation shall be divided pro rata among the holders of Common and the preferred on an as converted basis.

Each share of preferred stock shall automatically be converted into shares of common stock upon the closing of a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of any common stock for the account of the Company to the public at a per share public offering price (prior to underwriter commissions and expenses) equal to three or more times the purchase price of the preferred stock and total gross proceeds to the Company in excess of forty million dollars (a “Qualified IPO”).

The conversion rate of the preferred Stock shall be subject to adjustment to prevent dilution in the event of any future issuances of stock at a price less than the then current applicable conversion price.

Except as otherwise provided by law, preferred stock shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior or pari passu to the preferred stock, (ii) any amendment that adversely affects the rights of the holders of preferred stock, or (iii) any merger, exchange or similar transaction unless the preferred stock remains outstanding or is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and the preferred stock or such preference shares have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than those of the preferred stock immediately prior to such transaction, taken as a whole.

Dividend Policy

Holders of preferred stock shall be entitled to cash dividends on the same term as the common stock, as and when declared and paid thereon in the discretion of the Directors.  Such dividends are noncumulative and no dividend shall accrue to the holders of the preferred stock by reason of the fact that dividends on such shares were not declared or paid in any prior year.

Administration

The Company expects to adopt a stock option plan for its key employees (the “Plan”) for the granting of “incentive stock options” (i.e., options qualifying under § 422A of the Internal Revenue Code of 1986, as amended) as well as nonqualified stock options. The Plan provides for the granting of options to key employees designated from time to time by the Directors, which will administer the

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Plan. Exercise prices will be set by the Directors as options are issued at a per share price as of the date of the grant equal to the estimated fair market value of the Company’s common stock. The options shall vest on a schedule as set for by the Directors.

Recent Sales of Unregistered Securities

During the past three years, the Company or Target has engaged in the following sales of unregistered securities:

Company

On February 25, 2010, at the organizational meeting of the Board of Directors of the Company, Ruth Shepley was issued ten thousand (10,000) shares in Company common stock as a founder of the Company in lieu of payment for services rendered.

On June 4, 2014, Ruth Shepley sold ten thousand (10,000) shares of Company common stock to Target for the aggregate consideration of twenty-five thousand ($25,000).

On July 2, 2014, the Company issued two million (2,000,000) shares of common stock which were exchanged for all seven hundred fourteen (714) shares of Target common stock pursuant to the Merger Agreement.

Target

On April 3, 2014, upon formation, Target issued one (1) ordinary share to Mr. Lewis.

On May 1, 2014, Target issued seven hundred thirteen (713) ordinary shares and exchanged all then issued and outstanding shares of Target for seven hundred fourteen (714) ordinary shares of SWLC Markets, resulting in SWLC Markets becoming a wholly-owned subsidiary of Target. The beneficial owners of the shares were Mr. Lewis and Shire Warwick & Company Limited.

Shares Eligible for Future Sale

As of July 2, 2014, the Company had issued and outstanding two million ten thousand (2,010,000) shares of common stock.  Of these outstanding shares, all two million ten thousand (2,010,000) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. The Company has authorized a total of five hundred million (500,000,000) shares of common stock and twenty million (20,000,000) shares of preferred stock, respectively.

Indemnification of Directors and Officers

Our bylaws permit us to indemnify our directors and officers to the fullest extent permitted by law, subject to limited exceptions.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 3.02.

Item 5.01. Changes in Control of Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.02.

Item 5.06. Change in Shell Company Status.

As described in Item 2.01 above, and incorporated by reference into this Item 5.06, we ceased being a shell company (as defined in Rule 12b-2 under the Exchange Act) upon completion of the Merger.

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Item 9.01. Financial Statements and Exhibits.

(a) As a result of its acquisition and Merger with Target as described in Item 2.01, the registrant is filing herewith Target’s unaudited condensed financial statements as of and for the five months ended May 31, 2014 as Exhibit 99.1 to this current report.

(b) Audited financial statements as of December 31, 2013 attached as Exhibit 99.2 to this current report.

(c) Exhibits.

Exhibit                       Description

2.1           Share Exchange Agreement, dated July 2, 2014, by and among Shire Warwick Lewis Holdings Inc., a Delaware corporation, and Shire Warwick Lewis Group Limited, a United Kingdom private limited company

99.1           Unaudited Financial Statements of Shire Warwick Lewis Group Limited as of and for the five months ended May 31, 2014

99.2           Audited Financial Statements as of December 31, 2013

*           Confidential Treatment Requested by Registrant. Redacted Portion Filed Separately with Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shire Warwick Lewis Holdings Inc.

Date:	September 18, 2014	/s/ Perry Lewis
Name: Perry Lewis
Title: Chief Executive Officer

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